Exhibit 99.2

CONTACT:	Scott Cooper
Keith Waltz
(704) 455-3209
— For Immediate Release

Bill Brooks Named Vice Chairman of Speedway Motorsports, Inc.

CONCORD, N.C. (May 29, 2008) – Speedway Motorsports, Inc. (NYSE:TRK) has promoted Bill Brooks to the position of vice chairman while he will also continue to serve the company in his roles as treasurer and chief financial officer.

The promotion was announced today following approval by the Speedway Motorsports board of directors.

“Bill Brooks has done an outstanding job in guiding the financial interests of Speedway Motorsports ever since we began putting the pieces in place to form the company,” said Bruton Smith, chairman and chief executive officer of Speedway Motorsports. “His role has expanded considerably through the years as the company has grown and it is very fitting that the board has rewarded his efforts by promoting him to vice chairman.”

Brooks, 58, has been vice president, treasurer, chief financial officer and a director of Speedway Motorsports since its organization in 1994. In February 2004, he was promoted to executive vice president.

Brooks joined Lowe’s Motor Speedway in 1983 and is currently a director and vice president of the speedway. He also serves as a director and officer of several of the company’s other subsidiaries, including Atlanta Motor Speedway, Bristol Motor Speedway, Infineon Raceway, Las Vegas Motor Speedway, New Hampshire Motor Speedway and Texas Motor Speedway.

“This is an exciting time for Speedway Motorsports and I greatly appreciate the continued confidence the board and Mr. Smith have shown in me with this promotion,” said Brooks.

(more)

About Speedway Motorsports, Inc.

Speedway Motorsports is a leading marketer and promoter of motorsports entertainment in the United States. The Company owns and operates the following premier facilities: Atlanta Motor Speedway, Bristol Motor Speedway, Infineon Raceway, Las Vegas Motor Speedway, Lowe’s Motor Speedway, New Hampshire Motor Speedway and Texas Motor Speedway. The Company provides souvenir merchandising services through its SMI Properties subsidiaries; manufactures and distributes smaller-scale, modified racing cars and parts through its 600 Racing subsidiary; and produces and broadcasts syndicated motorsports programming to radio stations nationwide through its Performance Racing Network subsidiary. The Company also equally-owns Motorsports Authentics, a joint venture formed with International Speedway Corporation to produce, market and sell licensed motorsports merchandise. For more information, visit the Company’s website at www.speedwaymotorsports.com.

This news release contains forward-looking statements, particularly statements with regard to the Company’s future operations and financial results. There are many factors that affect future events and trends of the Company’s business including, but not limited to, consumer and corporate spending sentiment; air travel; governmental regulations; military actions; national or local catastrophic events; the success of and weather surrounding NASCAR, IRL, NHRA and other racing events; our relationship with NASCAR and other sanctioning bodies; the success of expense reduction efforts; capital projects; expansion; economic conditions; stock repurchases; financing needs; insurance; litigation; taxes; oil and gas activities and associated profitability; geopolitical situations in foreign countries; and other factors outside of management control. These factors and other factors, including those contained in the Company’s Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, involve certain risks and uncertainties that could cause actual results or events to differ materially from management’s views and expectations. Inclusion of any information or statement in this news release does not necessarily imply that such information or statement is material. The Company does not undertake any obligation to release publicly revised or updated forward-looking information, and such information included in this news release is based on information currently available and may not be reliable after this date.